For Immediate Release:  September 21, 2004
Contact:  Paul Sunu, Chief Financial Officer at (919) 563-8222 or
          Rick Whitener, Vice President and Treasurer at (919) 563-8374

Bond Ticker: MADRIV
September 21, 2004
Mebane, North Carolina

                    MADISON RIVER COMMUNICATIONS ANNOUNCES
                  MANAGEMENT PRESENTATIONS AT TWO CONFERENCES

Mebane, North Carolina - September 21, 2004 - Madison River Communications today announced that its Chief Financial Officer, Paul H. Sunu, will make a presentation at the Jeffries Second Annual Communications and Media Conference being held in New York, New York on September 22nd and 23rd, 2004.

In addition, J. Stephen Vanderwoude, Chief Executive Officer of Madison River Communications, and Paul H. Sunu will make a presentation at the Deutsche Bank Securities 2004 Global High Yield Conference being held in Scottsdale, Arizona on October 5th through October 7th, 2004.

Madison River Communications is an established rural local exchange carrier providing communications services to business and residential customers in the Southeast and Midwest regions of the United States. Its integrated service offerings include local and long distance voice, high speed data and Internet access. At June 30, 2004, the Company served approximately 234,300 voice and DSL connections.

Madison River Capital, LLC operates as Madison River Communications and is a wholly owned subsidiary of Madison River Telephone Company, LLC. Madison River Communications operates and enhances rural telephone companies and uses advanced technology to provide competitive communications services in nearby markets. Madison River Telephone Company, LLC is owned by affiliates of Madison Dearborn Partners Inc., Goldman, Sachs & Co., Providence Equity Partners, the former shareholders of Coastal Utilities, Inc. and members of management.